Exhibit 99 - Unauditied pro forma consed consolidated financial statements

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET		Pro Forma Adjustments
December 31, 2014	SELF	Self Storage			Pro Forma
	Historical (A)	Properties (B)	Other		Combined
Assets
Self storage properties	$ -	$ 27,377,216	3,555,000	(D)	$ 30,932,216
Less accumulated depreciation	-	(1,001,873)			(1,001,873)
Self storage properties, net	-	26,375,343	3,555,000		29,930,343
Investments, at value
Wholly-owned subsidiaries (cost $27,275,000 )	30,830,000	-	(30,830,000)	(C) (D)	-
Unaffiliated issuers (cost $5,946,503)	7,383,682	-	(7,383,682)	(E) (F)	-
Cash / Cash and cash equivalents	29,754	535,385	3,421,192	(E)	3,986,331
Available-for-sale securities	-	-	3,962,490	(F)	3,962,490
Accounts receivable	-	87,996			87,996
Dividends receivable	13,202	-			13,202
Due from wholly-owned subsidiaries	3,372	-	(3,372)	(G)	-
Prepaid expenses	-	122,065			122,065
Other assets	10,195	-			10,195

Total assets	$ 38,270,205	$ 27,120,789	$ (27,278,372)		$ 38,112,622

Liabilities
Accounts payable and accrued expenses	$ 125,223	$ 308,665	(3,372)	(G)	$ 430,516
Due to affiliates	44,074	219			44,293
Deferred revenue	-	73,960			73,960

Total liabilities	169,297	382,844	(3,372)		548,769

Net Assets / Stockholders Equity
Capital stock and additional paid in capital	33,159,940	-			33,159,940
Undistributed net investment loss	(97,728)	-			(97,728)
Net unrealized appreciation on investments and foreign currencies	5,038,696	-	(5,038,696)	(H) (I)	-
Member capital	-	27,275,000	(27,275,000)	(C)	-
Accumulated other comprehensive income	-	-	1,483,696	(I)	1,483,696
Retained earnings (deficit)	-	(537,055)	3,555,000	(H)	3,017,945

Total net assets / stockholders equity	38,100,908	26,737,945	(27,275,000)		37,563,853

Total liabilities and net assets / stockholders equity	$ 38,270,205	$ 27,120,789	$ (27,278,372)		$ 38,112,622

ADJUSTMENTS TO UNAUDITED PRO FORMA BALANCE SHEET
(A)	Historical Statement of Assets and Liabilities. Represents the historical assets and liabilities of the Company as of December 31, 2014.
(B)	Represents the combined balance sheets of the Company's wholly-owned subsidiaries as of December 31, 2014.
		Combined
		Balance Sheets	SSG Bolingbrook LLC	SSG Dolton LLC	SSG Merrillville LLC	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC	SSG Summerville II LLC
	Assets
	Land	$ 2,661,000	$ 572,500	$ 517,500	$ 486,000	$ 350,000	$ 375,000	$ 230,000	$ 130,000
	Buildings	23,664,107	5,100,246	4,609,608	4,324,608	3,102,193	3,335,666	2,042,975	1,148,811
	Improvements and other	1,052,109	55,549	43,188	64,216	208,027	622,218	41,490	17,421

	Total self storage properties	27,377,216	5,728,295	5,170,296	4,874,824	3,660,220	4,332,884	2,314,465	1,296,232
	Accumulated depreciation	(1,001,873)	(193,110)	(174,425)	(164,827)	(171,472)	(177,422)	(79,732)	(40,885)

	Self storage properties, net	26,375,343	5,535,185	4,995,871	4,709,997	3,488,748	4,155,462	2,234,733	1,255,347

	Cash and cash equivalents	535,385	180,626	109,258	72,597	127,846	13,153	19,249	12,656
	Accounts receivable	87,996	4,713	21,385	28,303	7,630	7,051	11,895	7,019
	Prepaid expenses	122,065	5,919	6,902	6,348	57,488	37,704	4,886	2,818

	Total assets	$ 27,120,789	$ 5,726,443	$ 5,133,416	$ 4,817,245	$ 3,681,712	$ 4,213,370	$ 2,270,763	$ 1,277,840

	Liabilities and member capital
	Accounts payable and accrued expenses	$ 308,884	$ 115,045	$ 94,820	$ 68,294	$ 5,253	$ 11,712	$ 8,473	$ 5,287
	Deferred revenue	73,960	13,603	10,732	8,424	13,775	9,833	11,756	5,837

	Total liabilities	382,844	128,648	105,552	76,718	19,028	21,545	20,229	11,124

	Member Capital
	Member capital	27,275,000	5,700,000	5,100,000	4,825,000	3,750,000	4,300,000	2,300,000	1,300,000
	Retained earnings (deficit)	(537,055)	(102,205)	(72,136)	(84,473)	(87,316)	(108,175)	(49,466)	(33,284)

	Total member capital	26,737,945	5,597,795	5,027,864	4,740,527	3,662,684	4,191,825	2,250,534	1,266,716

	Total liabilities and member capital	$ 27,120,789	$ 5,726,443	$ 5,133,416	$ 4,817,245	$ 3,681,712	$ 4,213,370	$ 2,270,763	$ 1,277,840

(C)
Represents the reclassification of the Company's capital contribution of investments in its wholly-owned subsidiaries  from securities to eliminate member capital contributed to self storage property subsidiaries.

(D)	Represents the reclassification of the Company's investment in a money market fund which is deemed a cash equivalent from securities.
(E)
Represents  the reclassification of common and preferred stocks investments in securities to available-for-sale securities. Such investments will be accounted for at fair value with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of stockholders' equity.
(F)	Represents the adjustment to reclassify unrealized appreciation on the self storage prosperities to pro forma retained earnings.
(G)	Represents the elimination of the intercompany balance among SELF and its subsidiaries.
(H)	Represents the adjustments to reclassify undistributed net investment loss, net accumulated unrealized appreciation on investments and foreign currencies to pro forma retained earnings.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014

		Pro Forma Adjustments
	SELF	Self Storage			Pro Forma
	Historical (AA)	Properties (BB)	Other		Combined
Investment Income / Revenue
Rental revenue	$ -	$ 3,851,751			$ 3,851,751
Other property related revenue	-	128,109			128,109
Dividends
Wholly-owned subsidiaries	2,178,000		(2,178,000)	(CC)	-
Unaffiliated issuers (net of $2,270 foreign tax withholding)	259,401		(259,401)	(DD)	-

Total investment income / Total revenue	2,437,401	3,979,860	(2,437,401)		3,979,860

Expenses
Property operating expenses	-	1,313,489			1,313,489
Compensation and benefits	778,843	463,870			1,242,713
Depreciation and amortization	-	711,095			711,095
Professional services	-		268,989	(EE)	268,989
General and administrative	-	27,825	165,893	(FF)	193,718
Legal	190,768		(190,768)	(EE)	-
Occupancy and other office expenses	110,396		(110,396)	(FF)	-
Bookkeeping and pricing	84,123		(84,123)	(GG)	-
Directors	39,236		(39,236)	(EE)	-
Auditing	38,985		(38,985)	(EE)	-
Stockholder communications	24,607		(24,607)	(FF)	-
Transfer agent	14,600		(14,600)	(FF)	-
Insurance	13,630		(13,630)	(FF)	-
Custodian	9,815		(9,815)	(GG)	-
Interest on bank credit facility	3,395		(3,395)	(GG)	-
Other	2,660		(2,660)	(FF)	-

Total expenses	1,311,058	2,516,279	(97,333)		3,730,004

Net investment income / Income from operations	1,126,343	1,463,581	(2,340,068)		249,856

Realized and Unrealized Gain (Loss) / Other Income
Dividend income			259,401	(DD)	259,401
Net realized gain on investments in unaffiliated issuers	1,505,832				1,505,832
Net unrealized appreciation
Wholly-owned subsidiaries	3,092,500		(3,092,500)	(HH)	-
Unaffiliated issuers	364,113		(364,113)	(HH)	-

Net realized and unrealized gain / Other income	4,962,445	-	(3,456,613)		1,505,832

Net increase in net assets resulting from operations / Net income before taxes	6,088,788	1,463,581	(5,796,681)		1,755,688
Income taxes	-	27,582			27,582

Net increase in net assets resulting from operations / Net income	$ 6,088,788	$ 1,435,999	$ (5,796,681)		$ 1,728,106

ADJUSTMENTS TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(AA)	Historical Statement of Operations. Represents the historical statement of operations of the Company for the year ended December 31, 2014.
(BB)	Represents the combined income statements of the Company's wholly-owned subsidiaries for the year ended December 31, 2014.
		Combined
		Income Statements	SSG Bolingbrook LLC	SSG Dolton LLC	SSG Merrillville LLC	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC	SSG Summerville II LLC
	Revenue
	Rental revenue	$ 3,851,751	$ 673,951	$ 650,736	$ 570,844	$ 825,962	$ 538,554	$ 374,188	$ 217,516
	Other property related revenue	128,109	17,129	27,519	17,415	32,745	19,812	9,263	4,226

	Total revenue	3,979,860	691,080	678,255	588,259	858,707	558,366	383,451	221,742

	Expenses
	Compensation and benefits	463,870	61,670	48,748	54,252	108,202	104,136	68,424	18,438
	Property operating expenses	1,313,489	214,672	206,163	126,289	358,819	176,333	146,245	84,968
	Depreciation and amortization	711,095	153,986	139,392	133,896	83,818	86,468	69,573	43,962
	General and administrative	27,825	1,342	722	76	5,396	19,407	608	274

	Total expenses	2,516,279	431,670	395,025	314,513	556,235	386,344	284,850	147,642

	Net income before taxes	1,463,581	259,410	283,230	273,746	302,472	172,022	98,601	74,100
	Income taxes	27,582	-	-	24,210	-	-	2,023	1,349

	Net income	$ 1,435,999	$ 259,410	$ 283,230	$ 249,536	$ 302,472	$ 172,022	$ 96,578	$ 72,751

(CC)	Represents the adjustment to eliminate the dividends paid to the Company by its wholly-owned subsidiaries.
(DD)	Represents the reclassification of dividend income to Other Income (Expense) from revenue.
(EE)	Represents the reclassification of the following historical expenses of the Company incurred for the year ended December 31, 2014 to professional.
	Professional	268,989
	Legal		190,768
	Directors		39,236
	Auditing		38,985
(FF)	Represents the reclassification of the following historical expenses of the Company incurred for the year ended December 31, 2014 to general and administrative.
	General and administrative	165,893
	Occupancy and other office expenses		110,396
	Stockholder communications		24,607
	Transfer agent		14,600
	Insurance		13,630
	Other		2,660
(GG)	Represents the adjustment to eliminate the expenses which are attributable to the Company operating as a registered investment company.
(HH)
Represents the adjustment to net unrealized appreciation to remove the income statement effect that was previously recorded by the Company under its existing accounting policy, assuming that the combined entity had followed historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value with unrealized changes in fair value recorded as a separate component of comprehensive income, a component of  stockholder's equity.